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                                                                     EXHIBIT 3.4

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                  Page 1
                        --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MRV COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                       /s/ EDWARD J. FREEL
                               [LOGO]  ----------------------------------------
                                           Edward J. Freel, Secretary of State

2290403 8100                                            AUTHENTICATION:  9418759
981447064                                                         DATE: 11-20-98


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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/19/1998
                                                            981447064-2290403

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MRV COMMUNICATIONS, INC.

        MRV Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"). DOES HEREBY CERTIFY as follows:

        FIRST: The Certificate of Incorporation of the Company is hereby amended by deleting paragraphs A and B of Section 4 of the Certificate of Incorporation in their present form and substituting therefor new paragraphs A and B of Section 4 in the following form:

        A This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of this corporation is authorized to issue is Eighty-One Million (81,000,000) shares of capital stock.

        B Of such authorized shares, Eighty Million (80,000,000) shares shall be designated "Common Stock" and have a par value of $.0034 per share. One Million (1,000,000) shares shall be designated "Preferred Stock" and have a par value of $0.01 per share.

        SECOND: The amendment to the Certificate of Incorporation of the Company set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Company having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Company for their approval, and (b) the stockholders of the Company having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.

        IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Noam Lotan, its President and Chief Executive Officer, and attested by Shiomo Margalit, its Secretary, this 15th day of November, 1998.


                                       MRV COMMUNICATIONS, INC.

                                       By: /s/ NOAM LOTAN
                                          --------------------------------------
                                          Noam Lotan
                                          President and Chief Executive Officer


ATTEST:

/s/ SHLOMO MARGALIT
----------------------------
Shlomo Margalit
Secretary